LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Q4 Revenue Up 19% and Subscription Revenue Up 22%

Q4 GAAP Gross Margin of 72% and Non-GAAP Gross Margin of 76%

$78 Million of Operating Cash Flow for Full Year

LiveRamp Intends to Repurchase $150 Million of Stock by December 31, 2022

SAN FRANCISCO, Calif., May 24, 2022—LiveRamp® (NYSE: RAMP), the leading global data enablement platform, today announced its financial results for the quarter and fiscal year ended March 31, 2022.

Fourth Quarter Financial Highlights
All metrics compared to the prior year fourth quarter

•Total revenue was $142 million, up 19%.

•Subscription revenue was $116 million, up 22% and contributed 82% of total revenue.

•Marketplace & Other revenue was $26 million, up 6%.

•GAAP gross profit was $102 million, up 25%, and GAAP gross margin of 72% expanded 4 percentage points. Non-GAAP gross profit was $108 million, up 22% and non-GAAP gross margin of 76% expanded 2 percentage points.

•GAAP operating loss was $28 million compared to a GAAP operating loss of $52 million in the prior year period. Non-GAAP operating income was $3 million compared to a non-GAAP operating income of $1 million in the prior year period.

•GAAP loss per share was $0.43, and non-GAAP loss per share was $0.01.

•Net cash provided by operating activities was $59 million compared to net cash used in operating activities of $18 million in the prior year period.

Fiscal Year Financial Highlights
All metrics compared to the prior fiscal year

•Total revenue was $529 million, up 19%.

•Subscription revenue was $429 million, up 20%, and contributed 81% of total revenue.

•Marketplace & Other revenue was $100 million, up 16%.

•GAAP gross profit was $381 million, up 27%, and GAAP gross margin of 72% expanded 5 percentage points. Non-GAAP gross profit was $404 million, up 25%, and non-GAAP gross margin of 76% expanded 4 percentage points.

•GAAP operating loss was $66 million compared to a GAAP operating loss of $121 million in the prior year period. Non-GAAP operating income was $42 million compared to non-GAAP operating income of $16 million.

•GAAP loss per share was $0.50, and non-GAAP earnings per share were $0.48.

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•Net cash provided by operating activities was $78 million compared to net cash used in operating activities of $21 million in the prior fiscal year.

•In fiscal 2022, LiveRamp repurchased approximately 1.3 million shares for $59 million, including approximately 220,000 shares for $9 million in the fourth quarter. In total, since the inception of the share repurchase program in August 2011, the Company has returned over $1.2 billion in capital to shareholders.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“We delivered another solid quarter and our results underscore the critical value our Safe Haven® enterprise platform delivers to customers,” said LiveRamp CEO Scott Howe. “We ended the year with 87 customers paying $1 million or more in annual revenue and with approximately $400 million of ARR. Despite the macroenvironment, we enter FY23 with confidence in our forward outlook. We are executing on our growth strategy, expanding internationally and delivering category-creating innovation to our customers.”

“Our operating trends remain strong,” added LiveRamp President and CFO Warren Jenson. “Our revenue growth was solid, non-GAAP gross margin was 76%, and we were profitable on a non-GAAP operating income basis for the eighth quarter in a row. In addition, we generated $78 million of operating cash flow for fiscal 2022. We are well positioned to deliver both revenue growth and continued operating profit expansion in fiscal 2023.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its fourth quarter and fiscal year ($ in millions):

	Q4 Fiscal 2022		Full Year Fiscal 2022
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$116	—	$429	—
YoY change %	22%		20%
Marketplace & other revenue	$26	—	$100	—
YoY change %	6%		16%
Total revenue	$142	—	$529	—
YoY change %	19%		19%

Gross profit	$102	$108	$381	$404
% Gross margin	72%	76%	72%	76%
YoY change, pts	4pts	2pts	5pts	4pts

Operating income (loss)	$(28)	$3	$(66)	$42
% Operating margin	(20)%	2%	(12)%	8%
YoY change, pts	24pts	1pts	15pts	4pts

Net earnings (loss)	$(29)	$(1)	$(34)	$34
Earnings (loss) per share	$(0.43)	$(0.01)	$(0.50)	$0.48

Shares to Calculate EPS	68.3	68.3	68.2	69.6
YoY change %	2%	(2)%	3%	1%
Net operating cash flow	$59	—	$78	—
Free cash flow to equity	—	$57	—	$74

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•The Company’s Authenticated Traffic Solution (ATS) has reached global scale. There are currently more than 125 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Amobee, Criteo, dataxu, and MediaMath. Further, in March 2022, LiveRamp announced an expanded partnership with The Trade Desk to power European Unified ID (EUID) via our ATS infrastructure.

•To date, over 1,500 publishers, representing more than 11,000 deployed domains, have integrated ATS worldwide, including Amazon Publisher Services, Microsoft, CafeMedia, Leaf Group, Prisma Media and Burda. Through these integrations, LiveRamp is now connected to over 85% of consumer time spent online in the U.S.

•LiveRamp added 15 net new direct subscription customers in the fourth quarter. Customer count at quarter end was 905, up from 825 a year ago.

•LiveRamp has 87 customers whose subscription contracts exceed $1 million in annual revenue, up 24% compared to the prior year period.

•During the fourth quarter, subscription net retention was 111%, and platform net retention was 110%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $309 million, up 21% compared to the prior year period.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For the first quarter of fiscal 2023, LiveRamp expects to report:

•Revenue of approximately $139 million, an increase of 17% year-over-year

•GAAP operating loss of approximately $33 million

•Non-GAAP operating income of approximately $1 million

For fiscal 2023, LiveRamp expects to report:

•Revenue of between $608 million and $625 million, an increase of between 15% and 18% year-over-year

•GAAP operating loss of approximately $93 million

•Non-GAAP operating income of approximately $49 million

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Share Repurchase

LiveRamp today also announced that it intends to repurchase approximately $150 million of its common stock by the end of the third quarter of fiscal 2023.

Share repurchases will be made under the Company’s existing share repurchase program that extends through December 31, 2022. Under its share repurchase program, LiveRamp is authorized to repurchase outstanding shares in the open market or privately negotiated transactions depending on prevailing market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.

“This announcement demonstrates our confidence in LiveRamp, the strength of our operating cash flow, and our commitment to continue delivering value to shareholders,” continued Howe. “Upon completion of the $150 million buyback, LiveRamp will have returned roughly $1.4 billion of capital to shareholders since the inception of its share repurchase program.”

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data enablement platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”), including statements regarding financial guidance for the first quarter of fiscal 2023 and the full year ended March 31, 2023. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to COVID-19 and the associated impact on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks, including war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the
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security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2021 ended March 31, 2021, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2022.

The financial information set forth in this press release reflects estimates based on information available at this time.

The forward-looking statements contained in this press release are made as of the date hereof, and LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, RampIDTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2022	2021	Variance	Variance

Revenues	$141,725	$119,175	$22,550	18.9%
Cost of revenue	39,476	37,557	1,919	5.1%
Gross profit	102,249	81,618	20,631	25.3%
% Gross margin	72.1%	68.5%

Operating expenses:
Research and development	45,501	46,479	(978)	(2.1)%
Sales and marketing	54,951	53,307	1,644	3.1%
General and administrative	29,583	32,395	(2,812)	(8.7)%
Gains, losses and other items, net	183	1,345	(1,162)	(86.4)%
Total operating expenses	130,218	133,526	(3,308)	(2.5)%

Loss from operations	(27,969)	(51,908)	23,939	46.1%
% Margin	(19.7)%	(43.6)%

Total other income (expense), net	(47)	(404)	357	88.4%

Loss before income taxes	(28,016)	(52,312)	24,296	46.4%
Income tax expense (benefit)	1,376	(19,465)	20,841	107.1%

Net loss	$(29,392)	$(32,847)	$3,455	10.5%

Basic loss per share	$(0.43)	$(0.49)	$0.06	12.1%

Diluted loss per share	$(0.43)	$(0.49)	$0.06	12.1%

Basic weighted average shares	68,283	67,111
Diluted weighted average shares	68,283	67,111

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2022	2021	Variance	Variance

Revenues	$528,657	$443,026	$85,631	19.3%
Cost of revenue	147,427	144,004	3,423	2.4%
Gross profit	381,230	299,022	82,208	27.5%
% Gross margin	72.1%	67.5%

Operating expenses:
Research and development	157,935	135,111	22,824	16.9%
Sales and marketing	182,763	177,543	5,220	2.9%
General and administrative	104,591	104,201	390	0.4%
Gains, losses and other items, net	1,479	2,715	(1,236)	(45.5)%
Total operating expenses	446,768	419,570	27,198	6.5%

Loss from operations	(65,538)	(120,548)	55,010	45.6%
% Margin	(12.4)%	(27.2)%

Total other income (expense), net	30,463	(252)	30,715	12,188.5%

Loss before income taxes	(35,075)	(120,800)	85,725	71.0%
Income tax benefit	(1,242)	(30,532)	29,290	95.9%

Net loss	$(33,833)	$(90,268)	$56,435	62.5%

Basic loss per share	$(0.50)	$(1.36)	$0.87	63.6%

Diluted loss per share	$(0.50)	$(1.36)	$0.87	63.6%

Basic weighted average shares	68,211	66,304
Diluted weighted average shares	68,211	66,304

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2022	2021	2022	2021

Loss before income taxes	$(28,016)	$(52,312)	$(35,075)	$(120,800)
Income tax expense (benefit)	1,376	(19,465)	(1,242)	(30,532)
Net loss	$(29,392)	$(32,847)	$(33,833)	$(90,268)

Loss per share:
Basic	$(0.43)	$(0.49)	$(0.50)	$(1.36)
Diluted	$(0.43)	$(0.49)	$(0.50)	$(1.36)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$4,807	$4,177	$18,711	$18,046
Non-cash stock compensation (cost of revenue and operating expenses)	25,782	47,124	87,257	111,707
Restructuring and merger charges (gains, losses, and other)	183	1,345	1,479	2,715
Transformation costs (general and administrative)	—	—	—	3,863
Gain on retained profits interest (other income)	—	—	(30,235)	—
Total excluded items	30,772	52,646	77,212	136,331

Income from operations before income taxes and excluding items	2,756	334	42,137	15,531
Income taxes (2)	3,391	(2,628)	8,515	(638)
Non-GAAP net earnings (loss)	$(635)	$2,962	$33,622	$16,169

Non-GAAP earnings (loss) per share:
Basic	$(0.01)	$0.04	$0.49	$0.24
Diluted	$(0.01)	$0.04	$0.48	$0.23

Basic weighted average shares	68,283	67,111	68,211	66,304
Diluted weighted average shares	68,283	69,935	69,560	68,963

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2022	2021	2022	2021

Loss from operations	$(27,969)	$(51,908)	$(65,538)	$(120,548)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,807	4,177	18,711	18,046
Non-cash stock compensation (cost of revenue and operating expenses)	25,782	47,124	87,257	111,707
Restructuring and merger charges (gains, losses, and other)	183	1,345	1,479	2,715
Transformation costs (general and administrative)	—	—	—	3,863
Total excluded items	30,772	52,646	107,447	136,331

Income from operations before excluded items	$2,803	$738	$41,909	$15,783

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2022	2021	2022	2021

Net loss	$(29,392)	$(32,847)	$(33,833)	$(90,268)

Income tax expense (benefit)	1,376	(19,465)	(1,242)	(30,532)

Other expense (income)	47	404	(30,463)	252

Loss from operations	(27,969)	(51,908)	(65,538)	(120,548)

Depreciation and amortization	6,017	6,277	24,248	27,741

EBITDA	$(21,952)	$(45,631)	$(41,290)	$(92,807)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	25,782	47,124	87,257	111,707
Restructuring and merger charges (gains, losses, and other)	183	1,345	1,479	2,715
Transformation costs (general and administrative)	—	—	—	3,863

Other adjustments	25,965	48,469	88,736	118,285

Adjusted EBITDA	$4,013	$2,838	$47,446	$25,478

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,	$	%
	2022	2021	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$600,162	$572,787	$27,375	4.8%
Restricted cash	—	8,900	(8,900)	(100.0)%
Trade accounts receivable, net	148,343	114,284	34,059	29.8%
Refundable income taxes	30,354	65,692	(35,338)	(53.8)%
Other current assets	36,975	64,052	(27,077)	(42.3)%
Total current assets	815,834	825,715	(9,881)	(1.2)%

Property and equipment	45,001	44,284	717	1.6%
Less - accumulated depreciation and amortization	33,470	32,327	1,143	3.5%
Property and equipment, net	11,531	11,957	(426)	(3.6)%

Intangible assets, net	26,718	39,730	(13,012)	(32.8)%
Goodwill	363,845	357,446	6,399	1.8%
Deferred commissions, net	30,594	22,619	7,975	35.3%
Other assets, net	85,214	30,854	54,360	176.2%
	$1,333,736	$1,288,321	$45,415	3.5%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$83,197	$39,955	$43,242	108.2%
Accrued payroll and related expenses	39,188	46,438	(7,250)	(15.6)%
Other accrued expenses	46,067	58,353	(12,286)	(21.1)%
Acquisition escrow payable	—	8,900	(8,900)	(100.0)%
Deferred revenue	16,114	11,603	4,511	38.9%
Total current liabilities	184,566	165,249	19,317	11.7%

Other liabilities	86,110	42,389	43,721	103.1%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	14,984	14,781	203	1.4%
Additional paid-in capital	1,721,118	1,630,072	91,046	5.6%
Retained earnings	1,420,993	1,454,826	(33,833)	(2.3)%
Accumulated other comprehensive income	5,730	7,522	(1,792)	(23.8)%
Treasury stock, at cost	(2,099,765)	(2,026,518)	(73,247)	3.6%
Total stockholders' equity	1,063,060	1,080,683	(17,623)	(1.6)%

	$1,333,736	$1,288,321	$45,415	3.5%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	(29,392)	(32,847)
Non-cash operating activities:
Depreciation and amortization	6,017	6,277
Loss on disposal or impairment of assets	41	54
Provision for doubtful accounts	1,090	(431)
Deferred income taxes	(1,084)	(1,418)
Non-cash stock compensation expense	25,782	47,124
Changes in operating assets and liabilities:
Accounts receivable, net	7,265	1,818
Deferred commissions	(1,111)	(1,523)
Other assets	4,786	(26,283)
Accounts payable and other liabilities	11,321	6,731
Income taxes, net	32,971	(17,233)
Deferred revenue	1,258	(156)
Net cash provided by operating activities	58,944	(17,887)
Cash flows from investing activities:
Capital expenditures	(1,880)	(376)
Cash paid in acquisitions, net of cash received	(8,731)	(58,264)
Purchases of investments	—	(4,500)
Net cash used in investing activities	(10,611)	(63,140)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	83	61
Shares repurchased for tax withholdings upon vesting of stock-based awards	(410)	(538)
Acquisition of treasury stock	(9,397)	—
Net cash used in financing activities	(9,724)	(477)
Effect of exchange rate changes on cash	(137)	(210)

Net change in cash and cash equivalents	38,472	(81,714)
Cash and cash equivalents at beginning of period	561,690	663,401
Cash and cash equivalents at end of period	600,162	581,687

Supplemental cash flow information:
Cash (received) for income taxes, net	(30,101)	(819)
Operating lease assets obtained in exchange for operating lease liabilities	3,280	—

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	(33,833)	(90,268)
Non-cash operating activities:
Depreciation and amortization	24,248	27,741
Loss on disposal or impairment of assets	183	388
Gain on distribution from retained profits interest	(30,235)	—
Provision for doubtful accounts	4,217	2,915
Deferred income taxes	(1,540)	(1,418)
Non-cash stock compensation expense	87,257	111,707
Changes in operating assets and liabilities:
Accounts receivable, net	(38,611)	(24,828)
Deferred commissions	(7,975)	(6,605)
Other assets	26,863	(18,772)
Accounts payable and other liabilities	8,850	(116)
Income taxes, net	33,969	(26,215)
Deferred revenue	4,684	4,911
Net cash provided by (used in) operating activities	78,077	(20,560)
Cash flows from investing activities:
Capital expenditures	(4,499)	(2,182)
Cash paid in acquisitions, net of cash received	(19,107)	(76,012)
Distribution from retained profits interest	31,184	—
Purchases of investments	—	(7,500)
Purchases of strategic investments	—	(2,200)
Net cash provided by (used in) investing activities	7,578	(87,894)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	6,266	8,737
Shares repurchased for tax withholdings upon vesting of stock-based awards	(14,626)	(9,920)
Acquisition of treasury stock	(58,621)	(42,312)
Net cash used in financing activities	(66,981)	(43,495)
Effect of exchange rate changes on cash	(199)	1,010

Net change in cash and cash equivalents	18,475	(150,939)
Cash and cash equivalents at beginning of period	581,687	732,626
Cash and cash equivalents at end of period	600,162	581,687

Supplemental cash flow information:
Cash (received) for income taxes, net	(32,916)	(2,911)
Operating lease assets obtained in exchange for operating lease liabilities	56,182	—

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LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022

Net Cash Provided by (Used in) Operating Activities	$(23,612)	$6,249	$14,690	$(17,887)	$(20,560)	$(17,241)	$10,901	$25,473	$58,944	$78,077

Less:
Capital expenditures	(832)	(296)	(678)	(376)	(2,182)	(427)	(876)	(1,316)	(1,880)	(4,499)

Free Cash Flow to Equity	$(24,444)	$5,953	$14,012	$(18,263)	$(22,742)	$(17,668)	$10,025	$24,157	$57,064	$73,578

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											FY22 to FY21
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	%	$

Revenues	$99,437	$104,661	$119,753	$119,175	$443,026	$119,038	$127,290	$140,604	$141,725	$528,657	19.3%	$85,631
Cost of revenue	34,465	34,897	37,085	37,557	144,004	34,315	35,079	38,557	39,476	147,427	2.4%	3,423
Gross profit	64,972	69,764	82,668	81,618	299,022	84,723	92,211	102,047	102,249	381,230	27.5%	82,208
% Gross margin	65.3%	66.7%	69.0%	68.5%	67.5%	71.2%	72.4%	72.6%	72.1%	72.1%

Operating expenses
Research and development	26,989	31,035	30,608	46,479	135,111	34,776	35,788	41,870	45,501	157,935	16.9%	22,824
Sales and marketing	38,627	41,705	43,904	53,307	177,543	41,979	39,509	46,324	54,951	182,763	2.9%	5,220
General and administrative	23,368	24,495	23,943	32,395	104,201	24,291	23,078	27,639	29,583	104,591	0.4%	390
Gains, losses and other items, net	1,995	(619)	(6)	1,345	2,715	1,278	18	—	183	1,479	(45.5)%	(1,236)
Total operating expenses	90,979	96,616	98,449	133,526	419,570	102,324	98,393	115,833	130,218	446,768	6.5%	27,198

Loss from operations	(26,007)	(26,852)	(15,781)	(51,908)	(120,548)	(17,601)	(6,182)	(13,786)	(27,969)	(65,538)	45.6%	55,010
	(26.2)%	(25.7)%	(13.2)%	(43.6)%	(27.2)%	(14.8)%	(4.9)%	(9.8)%	(19.7)%	(12.4)%

Total other income (expense), net	463	(225)	(86)	(404)	(252)	30,601	150	(241)	(47)	30,463	12,188.5%	30,715

Loss before income taxes	(25,544)	(27,077)	(15,867)	(52,312)	(120,800)	13,000	(6,032)	(14,027)	(28,016)	(35,075)	71.0%	85,725
Income taxes expense (benefit)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)	(4,365)	399	1,348	1,376	(1,242)	95.9%	29,290

Net earnings (loss)	$(21,728)	$(23,968)	$(11,725)	$(32,847)	$(90,268)	$17,365	$(6,431)	$(15,375)	$(29,392)	$(33,833)	62.5%	$56,435

Diluted earnings (loss) per share	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25	(0.09)	(0.23)	(0.43)	(0.50)	63.6%	$0.87

Some earnings (loss) per share amounts may not add due to rounding.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022

Income (loss) before income taxes	$(25,544)	$(27,077)	$(15,867)	$(52,312)	$(120,800)	$13,000	(6,032)	(14,027)	(28,016)	(35,075)
Income taxes (benefit)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)	(4,365)	399	1,348	1,376	(1,242)
Net earnings (loss)	(21,728)	(23,968)	(11,725)	(32,847)	(90,268)	17,365	(6,431)	(15,375)	(29,392)	(33,833)

Earnings (loss) per share:
Basic	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25	(0.09)	(0.23)	(0.43)	(0.50)
Diluted	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25	(0.09)	(0.23)	(0.43)	(0.50)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,306	4,350	4,213	4,177	18,046	4,645	4,612	4,647	4,807	18,711
Non-cash stock compensation (cost of revenue and operating expenses)	16,485	24,204	23,894	47,124	111,707	18,496	19,221	23,758	25,782	87,257
Restructuring and merger charges (gains, losses, and other)	1,995	(619)	(6)	1,345	2,715	1,278	18	—	183	1,479
Transformation costs (general and administrative)	3,605	258	—	—	3,863	—	—	—	—	—
Gain on retained profits interest (other income)	—	—	—	—	—	(30,052)	—	(183)		(30,235)
Total excluded items	$27,391	$28,193	$28,101	$52,646	$136,331	$(5,633)	$23,851	$28,222	$30,772	$77,212

P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022

Income before income taxes and excluding items	$1,847	$1,116	$12,234	$334	$15,531	$7,367	$17,819	$14,195	$2,756	$42,137
Income taxes expense (benefit)	934	(1,291)	2,347	(2,628)	(638)	865	(12)	4,271	3,391	8,515
Non-GAAP net earnings (loss)	$913	$2,407	$9,887	$2,962	$16,169	$6,502	$17,831	$9,924	$(635)	$33,622

Non-GAAP earnings (loss) per share:
Basic	$0.01	$0.04	$0.15	$0.04	$0.24	$0.10	$0.26	$0.15	$(0.01)	$0.49
Diluted	$0.01	$0.03	$0.14	$0.04	$0.23	$0.09	$0.26	$0.14	$(0.01)	$0.48

Basic weighted average shares	65,570	66,010	66,523	67,111	66,304	68,328	68,042	68,190	68,283	68,211
Diluted weighted average shares	67,337	68,804	69,775	69,935	68,963	69,605	69,333	69,938	68,283	69,560

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022
Expenses:
Cost of revenue	$34,465	$34,897	$37,085	$37,557	$144,004	$34,315	$35,079	$38,557	$39,476	$147,427
Research and development	26,989	31,035	30,608	46,479	135,111	34,776	35,788	41,870	45,501	157,935
Sales and marketing	38,627	41,705	43,904	53,307	177,543	41,979	39,509	46,324	54,951	182,763
General and administrative	23,368	24,495	23,943	32,395	104,201	24,291	23,078	27,639	29,583	104,591
Gains, losses and other items, net	1,995	(619)	(6)	1,345	2,715	1,278	18	—	183	1,479

Gross profit:	64,972	69,764	82,668	81,618	299,022	84,723	92,211	102,047	102,249	381,230
% Gross margin	65.3%	66.7%	69.0%	68.5%	67.5%	71.2%	72.4%	72.6%		72.1%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,306	4,350	4,213	4,177	18,046	4,645	4,612	4,647		18,711
Non-cash stock compensation (cost of revenue)	775	913	988	2,624	5,300	790	948	1,168		4,111
Non-cash stock compensation (research and development)	5,886	7,713	7,376	17,985	38,960	5,348	7,184	9,264		32,112
Non-cash stock compensation (sales and marketing)	7,123	9,233	9,212	14,833	40,401	6,793	6,749	7,329		28,586
Non-cash stock compensation (general and administrative)	2,701	6,345	6,318	11,682	27,046	5,565	4,340	5,997		22,448
Restructuring and merger charges (gains, losses, and other)	1,995	(619)	(6)	1,345	2,715	1,278	18	—		1,479
Transformation costs (general and administrative)	3,605	258	—	—	3,863	—	—	—		—
Gain on retained profits interest (other income)	$—	$—	$—	$—	—	(30,052)	—	(183)		(30,235)
Total excluded items	$27,391	$28,193	$28,101	$52,646	$136,331	$(5,633)	$23,851	$28,222	$—	$77,212

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022
Expenses, excluding items:
Cost of revenue	$28,384	$29,634	$31,884	$30,756	$120,658	$28,880	$29,519	$32,742	$33,464	$124,605
Research and development	21,103	23,322	23,232	28,494	96,151	29,428	28,604	32,606	35,185	125,823
Sales and marketing	31,504	32,472	34,692	38,474	137,142	35,186	32,760	38,995	47,236	154,177
General and administrative	17,062	17,892	17,625	20,713	73,292	18,726	18,738	21,642	23,037	82,143
Gains, losses and other items, net	—	—	—	—	—	—	—	—	—	—

Gross profit, excluding items:	$71,053	$75,027	$87,869	$88,419	$322,368	$90,158	$97,771	$107,862	$108,261	$404,052
% Gross margin	71.5%	71.7%	73.4%	74.2%	72.8%	75.7%	76.8%	76.7%		76.4%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	June 30, 2022	March 31, 2023

GAAP loss from operations	$(33,000)	$(93,000)

Excluded items:
Purchased intangible asset amortization	5,000	17,000
Non-cash stock compensation	29,000	125,000
Total excluded items	34,000	142,000

Non-GAAP income from operations	$1,000	$49,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q4 FISCAL 2022 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these
P 22

items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
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